ROBECO-SAGE TRITON FUND, L.L.C. (the "Fund")

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Timothy J. Stewart, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Fund's Registration Statement on Form N-2, a form of which is attached as Appendix A hereto, to be filed with the Securities and Exchange Commission (the "SEC") on or about March 5, 2007, including any and all amendments thereto, and to file the same, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.


          SIGNATURE                                        DATE


/s/ Charles S. Crow III                                    March 2, 2007
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Charles S. Crow III


/s/ Richard B. Gross                                       March 2, 2007
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Richard B. Gross


/s/ David C. Reed                                          March 2, 2007
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David C. Reed


/s/ Roland Toppen                                          March 2, 2007
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Roland Toppen